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                                                                   EXHIBIT 10.34

                             CONSULTING AGREEMENT


This Consulting Agreement made this 23rd day of December, 1994, between CATELLUS
                                    ----
DEVELOPMENT CORPORATION, having a principal place of business at 201 Mission Street, 30th Floor, San Francisco, CA, 94105 (hereinafter "Catellus"), and JAMES
G. O'GARA, of No. 8 Deer Oaks Drive, Pleasanton, CA, 94588, Consultant (hereinafter "Consultant"), provides the following:


                         ARTICLE 1.   TERM OF CONTRACT

Section 1.01. TERM. This agreement will become effective on January 2, 1995 and will continue in effect through June 30, 1995, unless terminated in accordance with the provisions of Article 7 of this agreement. This agreement is not subject to renewal or extension.


                  ARTICLE 2.   INDEPENDENT CONTRACTOR STATUS

Section 2.01. INDEPENDENT CONTRACTOR STATUS. It is the express intention of the parties that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of Catellus. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Catellus and Consultant or any employee or agent of Consultant. Both parties acknowledge that Consultant is not an employee for state or federal tax purposes. Consultant shall retain the right to perform services for others during the term of this agreement.


              ARTICLE 3.   SERVICES TO BE PERFORMED BY CONSULTANT

Section 3.01. SPECIFIC SERVICES. Consultant agrees to advise Catellus of the potential for business opportunities involving Catellus's assets. Consultant shall have the right to refuse to perform specific requests by Catellus to provide these services. Consultant's services shall not include supervising, overseeing, or being reported to by Catellus or Catellus's agents or employees in the normal course of business.

Section 3.02. METHOD OF PERFORMING SERVICES. Consultant will determine the method, details, and means of performing the above-described services, provided that Consultant shall not represent Catellus as an agent or negotiate directly with third parties on behalf of Catellus. Consultant shall report and provide the services directly to Catellus's Chief Executive Officer or an employee designated by the Chief Executive Officer. Subject to the foregoing, Catellus shall have no right to, and shall not, control the manner or determine the method of accomplishing Consultant's services.

Section 3.03. PLACE OF WORK. Consultant shall perform the services required by this agreement at any place or location and at such times as Consultant shall determine. Catellus shall provide
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office and office support services to Consultant on an as-needed basis incidental to the provision of services under this agreement. Consultant shall have such access to Catellus files and records during customary business hours in its corporate and regional offices as is necessary or incidental to the provision of services under this agreement.

Section 3.04. TIME OF WORK. Consultant will be available on an on-call basis only, and Catellus shall not have priority over Consultant's time or availability. Consultant will be reasonably available to respond to such requests for services as Catellus may make from time to time. Consultant shall have the right to refuse to perform specific requests by Catellus to provide services.

                           ARTICLE 4.   COMPENSATION

Section 4.01. AMOUNT OF COMPENSATION. In consideration for the services to be performed by Consultant, Catellus agrees to pay Consultant consulting fees of Ten Thousand Dollars ($10,000.00) per calendar month. This is the full and exact amount to be paid by Catellus to Consultant as compensation, regardless of the actual quantity of services rendered by Consultant, if any.

Section 4.02. DATE FOR PAYMENT OF COMPENSATION. Payment will be made monthly by Catellus to Consultant, on the last business day of each month in arrears.

Section 4.03. EXPENSES. Upon receipt of appropriate documentation, Catellus shall reimburse Consultant on a monthly basis for those customary and reasonable out-of-pocket expenses, without markup (including toll and cellular telephone charges and reasonable travel and entertainment charges), incidental to the performance of services for Catellus. Consultant shall be responsible for all taxes required of or imposed against Consultant.


                    ARTICLE 5.   OBLIGATIONS OF CONSULTANT

Section 5.01. ASSIGNMENT. Neither this agreement nor any rights, duties or obligations under this agreement may be delegated or assigned by Consultant without the prior written consent of Catellus.

Section 5.02. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant shall not disclose to any unauthorized person any confidential information he may obtain regarding Catellus, its customers, or its methods of doing business. All confidential information, including but not limited to files, records, documents, data, lists, and similar items relating to the business of Catellus, whether prepared by Consultant or otherwise coming into his possession, shall remain the exclusive property of Catellus and shall not be used by Consultant except in the course of the performance of Consultant's services under this Consulting Agreement.

                                      2.
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Section 5.03.  RESTRICTIVE COVENANT.  During the term of this agreement,
Consultant shall not, directly or indirectly, either as an employer, employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in direct competition with the business of Catellus.

Section 5.04. STATE AND FEDERAL TAXES. As Consultant is not Catellus's employee, Consultant is responsible for paying all required state and federal taxes. In particular:

. Catellus will not withhold FICA (Social Security) from Consultant's payments;
. Catellus will not make state or federal unemployment insurance contributions on Consultant's behalf;
. Catellus will not withhold state or federal income tax from payment to Consultant;
. Catellus will not make disability insurance contributions on behalf of Consultant;
. Catellus will not obtain workers' compensation insurance on behalf of Consultant.


                     ARTICLE 6.   OBLIGATIONS OF CATELLUS

Section 6.01. COOPERATION OF CATELLUS. Catellus agrees to comply with all reasonable requests of Consultant necessary to the performance of Consultant's duties under this agreement.

Section 6.02. ASSIGNMENT. Neither this agreement nor any rights, duties or obligations under this agreement may be delegated or assigned by Catellus without the prior written consent of Consultant.


                     ARTICLE 7.   TERMINATION OF AGREEMENT

Section 7.01. TERMINATION ON OCCURRENCE OF STATED EVENTS. This agreement shall terminate automatically on the occurrence of any of the following events:

     1.   Bankruptcy or insolvency of either party;
     2.   Sale of the business of either party;
     3.   Death of either party.

Section 7.02. TERMINATION BY CATELLUS FOR DEFAULT OF CONSULTANT. Should Consultant default in the performance of this agreement or materially breach any of its provisions, Catellus, at Catellus's option, may terminate this agreement by giving written notification to Consultant. For purposes of this section, material breach of this agreement shall include, but not be limited to, unreasonable refusal to perform properly requested services or failure to timely provide services.

                                      3.
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Section 7.03.  TERMINATION BY CONSULTANT FOR DEFAULT OF CATELLUS.  Should
Catellus default in the performance of this agreement or materially breach any of its provisions, Consultant, at Consultant's option, may terminate this agreement by giving written notification to Catellus.

Section 7.04. TERMINATION FOR FAILURE TO MAKE AGREED-UPON PAYMENTS. Should Catellus fail to pay Consultant all or any part of the compensation set forth in
Article 4 of this agreement on the date due, Consultant, at Consultant's option, may terminate this agreement if the failure is not remedied by Catellus within thirty (30) days from the date payment is due.


                        ARTICLE 8.   GENERAL PROVISIONS

Section 8.01. NOTICES. Any notices given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

Section 8.02. ENTIRE AGREEMENT OF THE PARTIES. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for Catellus and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements have been made, orally or otherwise, by any party, or by anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

Section 8.03. PARTIAL INVALIDITY. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

Section 8.04. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this agreement, the prevailing party will be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate legal action brought for that purpose, in addition to any other relief to which that party may be entitled.

                                      4.
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Section 8.05.  GOVERNING LAW.  This agreement will be governed by and construed in accordance with the laws of the State of California.

Executed at San Francisco, California, on the date and year first above written.

CONSULTANT:                              CATELLUS:

James G. O'Gara                          Catellus Development Corporation


/s/ James G. O'Gara                         /s/ Nelson C. Rising,
------------------------------------     By:----------------------------------
                                                Nelson C. Rising, President
Social Security or Taxpayer
Identification Number:

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